Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information Contact:

TROY Group, Inc.

Patrick J. Dirk, President & CEO

Dennis Fairchild, Chief Financial Officer

(949) 250-3280

www.troygroup.com

TROY Group Files Suit Against Westar

SANTA ANA, Calif. — (BUSINESS WIRE) — September 8, 2004 — TROY Group, Inc. (Nasdaq: TROY) today announced that TROY, Dirk, Inc. and the Dirk Family Trust have commenced an action against Westar Capital LLC (“Westar”) in the United States District Court for the Central District of California for violations of the Williams Act, tortious interference with contract, tortious interference with prospective economic advantage, and unfair business practices.  The complaint alleges that Westar’s purported offers to purchase all of the outstanding stock of TROY are designed solely to disrupt the market for TROY common stock and the proposed merger between TROY and Dirk, Inc.  The complaint seeks damages of an unspecified amount as well as injunctive relief.

On May 26, 2004, TROY announced that it had entered into a merger agreement (the “Merger”) with Dirk Inc., a company controlled by Patrick Dirk, the founder of TROY, and his family members, pursuant to which Mr. Dirk and his family will acquire the outstanding shares of TROY common stock that they do not already own at a price of $3.06 per share.  The Merger is subject to approval by TROY stockholders as required under applicable state law, to completion of financing arrangements necessary to accomplish the Merger, and to certain other closing conditions.

TROY filed a preliminary proxy statement with the Securities and Exchange Commission on June 17, 2004.  Prior to consummation of the merger, TROY will file a definitive proxy statement with the Securities and Exchange Commission and will distribute such proxy statement to investors and stockholders.  Investors and stockholders are advised to read the proxy statement when it becomes available because it will contain important information about the parties to the merger and the terms and conditions of the merger.

Investors and stockholders may obtain copies of the proxy statement (when available) and other documents filed by the parties with the Securities and Exchange Commission, free of charge, at the Securities and Exchange Commission’s website at http://www.sec.gov. Investors and stockholders may also obtain, free of charge, copies of the proxy statement (when available) and such other documents from TROY by directing such request to TROY Group, Inc., 2331 South Pullman Street, Santa Ana, California, 92705, 949-250-3280.

TROY and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of TROY with respect to the transactions contemplated by the merger agreement. Information regarding such executive officers and directors is included in TROY’s Annual Report on Form 10-K for the fiscal year ended November 30, 2003. This document is available, free of charge, at the Securities and Exchange Commission’s website at http://www.sec.gov and from TROY at TROY Group, Inc., 2331 South Pullman Street, Santa Ana, California, 92705, 949-250-3280.

About TROY Group

TROY Group, Inc. (“TROY”) offers a full range of products to its customers in two primary product lines: Secure Payment Systems and Wireless and Connectivity Solutions. Secure Payment Systems include Security Printing Solutions which enable the secure printing and management of checks, and Financial Service Solutions which enable secure electronic payments.  Wireless and Connectivity Solutions includes hardware and software solutions that enable enterprises to share intelligent devices, such as printers, either wirelessly or using traditional networks.  TROY distributes products to major corporations, banks, key government accounts and distributors worldwide.  Visit TROY at www.troygroup.com.

This press release contains certain forward-looking statements of TROY (statements that are not historical fact).  These forward-looking statements may be identified by terms such as believe, expect, may, will, could and should, and the negative of these terms or other similar expressions. These statements, including statements regarding the Merger and the lawsuit, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the ability to complete the Merger, the costs and impact of the lawsuit, rulings by the United States District Court for the Central District of California in connection with the lawsuit, and the other factors set forth in our periodic reports and other documents that we file from time to time with the Securities and Exchange.  Statements included in this press release are based upon information known to TROY as of the date of this release, and TROY assumes no obligation to update information contained in this press release.

CONTACT: TROY Group, Inc.

Patrick Dirk or Dennis Fairchild, 949-250-3280
or
Myra Erickson (Investors), 949-798-4644

inquire@troygroup.com
www.troygroup.com

SOURCE: TROY Group, Inc.